Exhibit 99.1

TD SYNNEX Reports Fiscal 2024 Second Quarter Results
•Revenue of $13.9 billion, within our outlook of $13.3 - $14.9 billion.
•Non-GAAP gross billings(1) of $19.3 billion, at the upper end of our outlook of $18.4 - $19.6 billion.
•Gross margin and non-GAAP gross margin(1) of 6.98%, up 13 bps and 9 bps, respectively, from the prior fiscal second quarter.
•Net income of $144 million, and non-GAAP net income(1) of $237 million, within our outlook.
•Diluted earnings per share (“EPS”) of $1.66, and non-GAAP diluted EPS(1) of $2.73, within our outlook.
•Returned $288 million to shareholders in the fiscal second quarter in the form of $254 million of share repurchases and $34 million in dividends, representing a 210% increase from the prior fiscal second quarter.
•Announced a quarterly cash dividend of $0.40 per common share, up 14% from the prior fiscal second quarter.

FREMONT, CA and CLEARWATER, FL, June 25, 2024 – TD SYNNEX (NYSE: SNX) today announced financial results for the fiscal second quarter ended May 31, 2024.
Consolidated Financial Highlights for the Fiscal 2024 Second Quarter:

	Q2 FY24	Q2 FY23	Net Change from Q2 FY23
Revenue ($M)	$13,947.9	$14,062.1	(0.8)%
Non-GAAP gross billings ($M)(1)	$19,304.6	$18,715.9	3.1%
Gross profit ($M)	$973.5	$963.4	1.0%
Non-GAAP gross profit ($M)(1)	$973.5	$968.6	0.5%
Gross margin	6.98%	6.85%	13 bps
Non-GAAP gross margin(1)	6.98%	6.89%	9 bps
Operating income ($M)	$263.9	$252.9	4.3%
Non-GAAP operating income ($M)(1)	$388.0	$376.0	3.2%
Operating margin	1.89%	1.80%	9 bps
Non-GAAP operating margin(1)	2.78%	2.67%	11 bps
Net income ($M)	$143.6	$133.1	7.9%
Non-GAAP net income ($M)(1)	$236.9	$229.0	3.4%
Diluted EPS	$1.66	$1.41	17.7%
Non-GAAP Diluted EPS(1)	$2.73	$2.43	12.4%
“We continued to see an improving IT spending environment, with a return to year-over-year gross billings growth driven by strength in our core business across both Endpoint and Advanced Solutions and mid-teens growth in Strategic Technologies,” said Rich Hume, CEO of TD SYNNEX. “We have returned over $500 million to shareholders this fiscal year and remain confident in our growth prospects for the second half amidst a recovering market backdrop.”

Consolidated Fiscal 2024 Second Quarter Highlights
•Revenue was $13.9 billion, compared to $14.1 billion in the prior fiscal second quarter, representing a decrease of 0.8% and within our outlook. On a constant currency(1) basis, revenue decreased by 0.5% compared to the prior fiscal second quarter. A greater percentage of our revenue was presented on a net basis, which negatively impacted our revenue compared to the prior fiscal second quarter by approximately 4%.

•Non-GAAP gross billings(1) were $19.3 billion, compared to $18.7 billion in the prior fiscal second quarter.
•Gross profit was $974 million, compared to $963 million in the prior fiscal second quarter. Non-GAAP gross profit(1) was $974 million, compared to $969 million in the prior fiscal second quarter.
•Gross margin and non-GAAP gross margin(1) were both 7.0%, compared to 6.9% in the prior fiscal second quarter. The presentation of additional revenues on a net basis positively impacted our gross margin and non-GAAP gross margin(1) by approximately 27 basis points.
•Operating income was $264 million, compared to $253 million in the prior fiscal second quarter. Non-GAAP operating income(1) was $388 million, compared to $376 million in the prior fiscal second quarter.
•Operating margin was 1.9%, compared to 1.8% in the prior fiscal second quarter. Non-GAAP operating margin(1) was 2.8%, compared to 2.7% in the prior fiscal second quarter.
•Diluted EPS was $1.66, compared to $1.41 in the prior fiscal second quarter. Non-GAAP diluted EPS(1) was $2.73, compared to $2.43 in the prior fiscal second quarter.
•Cash used in operations of $115 million, and negative free cash flow(1) of $153 million, as Hyve, which is part of our strategic technologies, experienced strong growth due to new business ramping.
•We returned $288 million to shareholders in the form of share repurchases and dividends, up 210% from the prior fiscal second quarter.
Regional Fiscal 2024 Second Quarter Highlights
•Americas:
◦Revenue was $8.6 billion, compared to $8.7 billion in the prior fiscal second quarter, representing a decrease of 1.6% on both a GAAP basis and a constant currency(1) basis. A greater percentage of our revenue was presented on a net basis, which negatively impacted our revenue compared to the prior fiscal second quarter by approximately 5%.
◦Non-GAAP gross billings(1) were $12.2 billion, compared to $11.8 billion in the prior fiscal second quarter, representing an increase of 3.5%.
◦Operating income was $209 million, compared to $187 million in the prior fiscal second quarter. Non-GAAP operating income(1) was $285 million, compared to $262 million in the prior fiscal second quarter.
◦Operating margin was 2.4%, compared to 2.2% in the prior fiscal second quarter. Non-GAAP operating margin(1) was 3.3%, compared to 3.0% in the prior fiscal second quarter.
•Europe:
◦Revenue was $4.4 billion, compared to $4.5 billion in the prior fiscal second quarter, representing a decrease of 0.8% on both a GAAP basis and a constant currency(1) basis. A greater percentage of our revenue was presented on a net basis, which negatively impacted our revenue compared to the prior fiscal second quarter by approximately 2%.
◦Non-GAAP gross billings(1) were $5.9 billion, compared to $5.8 billion in the prior fiscal second quarter, representing an increase of 1.5%.
◦Operating income was $34 million, compared to $40 million in the prior fiscal second quarter. Non-GAAP operating income(1) was $81 million, compared to $87 million in the prior fiscal second quarter.
◦Operating margin was 0.8%, compared to 0.9% in the prior fiscal second quarter. Non-GAAP operating margin(1) was 1.8%, compared to 1.9% in the prior fiscal second quarter.
•Asia-Pacific and Japan:
◦Revenue was $964 million, compared to $901 million in the prior fiscal second quarter, representing an increase of 6.9%. On a constant currency(1) basis, revenue increased by 11.0% compared to the prior fiscal second quarter.
◦Non-GAAP gross billings(1) were $1,195 million, compared to $1,100 million in the prior fiscal second quarter, representing an increase of 8.7%.
◦Operating income was $20 million, compared to $26 million in the prior fiscal second quarter. Non-GAAP operating income(1) was $22 million, compared to $27 million in the prior fiscal second quarter.

◦Operating margin was 2.1%, compared to 2.8% in the prior fiscal second quarter. Non-GAAP operating margin(1) was 2.3%, compared to 3.0% in the prior fiscal second quarter.
Fiscal 2024 Third Quarter Outlook
The following statements are based on TD SYNNEX’s current expectations for the fiscal 2024 third quarter. These statements are forward-looking and actual results may differ materially. Non-GAAP gross billings(1) include the impact of costs incurred and netted against revenue related to sales of third-party supplier service contracts, software as a service arrangements and certain fulfillment contracts, and the remaining non-GAAP financial measures exclude the impact of acquisition, integration and restructuring costs, amortization of intangible assets, share-based compensation, and the related tax effects thereon.

Q3 2024 Outlook
Revenue	$13.3 - $14.9 billion
Non-GAAP gross billings(1)	$18.9 - $20.1 billion
Net income	$152 - $194 million
Non-GAAP net income(1)	$219 - $261 million
Diluted earnings per share	$1.77 - $2.27
Non-GAAP diluted earnings per share(1)	$2.55 - $3.05
Estimated outstanding diluted weighted average shares	85.0 million
Dividend
TD SYNNEX announced today that its Board of Directors declared a quarterly cash dividend of $0.40 per common share. The dividend is payable on July 26, 2024 to stockholders of record as of the close of business on July 12, 2024.
Conference Call and Webcast
TD SYNNEX will host a conference call today to discuss the 2024 fiscal second quarter results at 6:00 AM (PT)/9:00 AM (ET).
A live audio webcast of the earnings call will be accessible at ir.tdsynnex.com and a replay of the webcast will be available following the call.
About TD SYNNEX
TD SYNNEX (NYSE: SNX) is a leading global distributor and solutions aggregator for the IT ecosystem. We’re an innovative partner helping more than 150,000 customers in 100+ countries to maximize the value of technology investments, demonstrate business outcomes and unlock growth opportunities. Headquartered in Clearwater, Florida and Fremont, California, TD SYNNEX’s 23,000 co-workers are dedicated to uniting compelling IT products, services and solutions from 2,500+ best-in-class technology vendors. Our edge-to-cloud portfolio is anchored in some of the highest-growth technology segments including cloud, cybersecurity, big data/analytics, AI, IoT, mobility and everything as a service.
TD SYNNEX is committed to serving customers and communities, and we believe we can have a positive impact on our people and our planet, intentionally acting as a respected corporate citizen. We aspire to be a diverse and inclusive employer of choice for talent across the IT ecosystem. For more information, visit TDSYNNEX.com, follow our newsroom or find us on LinkedIn, Facebook and Instagram.

(1)Use of Non-GAAP Financial Information
In addition to the financial results presented in accordance with GAAP, TD SYNNEX refers to revenues on a constant currency basis which adjusts for the translation effect of foreign currencies so that certain financial results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of our performance. Financial results adjusted for constant currency are calculated by translating current period activity using the comparable prior year periods’ currency conversion rate. TD SYNNEX uses non-GAAP gross billings, which adjusts revenues to exclude costs related to sales of third-party supplier service contracts, software as a service arrangements and certain fulfillment contracts. Non-GAAP gross billings are a useful non-GAAP metric in understanding the volume of our business activity and serve as an important performance metric in internally managing our operations. TD SYNNEX uses non-GAAP gross profit and non-GAAP gross margin which exclude purchase accounting adjustments. TD SYNNEX uses adjusted selling, general and administrative expenses which is a non-GAAP financial measure that excludes acquisition, integration and restructuring costs, the amortization of intangible assets and share-based compensation expense. TD SYNNEX uses non-GAAP operating income and non-GAAP operating margin which are non-GAAP financial measures that exclude acquisition, integration and restructuring costs, the amortization of intangible assets, share-based compensation expense and purchase accounting adjustments. TD SYNNEX also uses non-GAAP net income and non-GAAP diluted earnings per share, which are non-GAAP financial measures that exclude acquisition, integration and restructuring costs, the amortization of intangible assets, share-based compensation expense, purchase accounting adjustments, and the related tax effects thereon. Further, the Company uses adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) which excludes interest expense and finance charges, net, the provision for income taxes, depreciation, amortization of intangibles, other income (expense), net, acquisition, integration and restructuring costs, share-based compensation expense and purchase accounting adjustments. In prior periods, TD SYNNEX has excluded other items relevant to those periods for purposes of its non-GAAP financial measures.
Acquisition, integration and restructuring costs, which are expensed as incurred, primarily represent professional services costs for legal, banking, consulting and advisory services, severance and other personnel-related costs, share-based compensation expense and debt extinguishment fees that are incurred in connection with acquisition, integration, restructuring, and divestiture activities. From time to time, this category may also include transaction-related gains/losses on divestitures/spin-off of businesses, costs related to long-lived assets including impairment charges and accelerated depreciation and amortization expense due to changes in asset useful lives, as well as various other costs associated with the acquisition or divestiture.
TD SYNNEX’s acquisition activities have resulted in the recognition of finite-lived intangible assets which consist primarily of customer relationships and vendor lists. Finite-lived intangible assets are amortized over their estimated useful lives and are tested for impairment when events indicate that the carrying value may not be recoverable. The amortization of intangible assets is reflected in the Company’s Statements of Operations. Although intangible assets contribute to the Company’s revenue generation, the amortization of intangible assets does not directly relate to the sale of the Company’s products. Additionally, intangible asset amortization expense typically fluctuates based on the size and timing of the Company’s acquisition activity. Accordingly, the Company believes excluding the amortization of intangible assets, along with the other non-GAAP adjustments, which neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance, enhances the Company’s and investors’ ability to compare the Company’s past financial performance with its current performance and to analyze underlying business performance and trends. Intangible asset amortization excluded from the related non-GAAP financial measure represents the entire amount recorded within the Company’s GAAP financial statements, and the revenue generated by the associated intangible assets has not been excluded from the related non-GAAP financial measure. Intangible asset amortization is excluded from the related non-GAAP financial measure because the amortization, unlike the related revenue, is not affected by operations of any particular period unless an intangible asset becomes impaired or the estimated useful life of an intangible asset is revised.

Share-based compensation expense is a non-cash expense arising from the grant of equity awards to employees and non-employee members of the Company’s Board of Directors based on the estimated fair value of those awards. Although share-based compensation is an important aspect of the compensation of our employees, the fair value of the share-based awards may bear little resemblance to the actual value realized upon the vesting or future exercise of the related share-based awards and the expense can vary significantly between periods as a result of the timing of grants of new stock-based awards, including grants in connection with acquisitions. Given the variety and timing of awards and the subjective assumptions that are necessary when calculating share-based compensation expense, TD SYNNEX believes this additional information allows investors to make additional comparisons between our operating results from period to period.
Purchase accounting adjustments are primarily related to the impact of recognizing the acquired vendor and customer liabilities related to the merger with Tech Data at fair value. These adjustments benefited our non-GAAP operating income through the third fiscal quarter of fiscal 2023 based on historical settlement patterns with our vendors and in accordance with the timing defined in our policy for releasing vendor and customer liabilities we deem remote to be paid.
Trailing fiscal four quarters ROIC is defined as the last four quarters’ tax effected operating income divided by the average of the last five quarterly balances of borrowings and equity, net of cash. Adjusted ROIC is calculated by excluding the tax effected impact of non-GAAP adjustments from operating income and by excluding the cumulative tax effected impact of current and prior period non-GAAP adjustments on equity.
TD SYNNEX also uses free cash flow, which is cash flow from operating activities, reduced by purchases of property and equipment. TD SYNNEX uses free cash flow to conduct and evaluate its business because, although it is similar to cash flow from operations, TD SYNNEX believes it is an additional useful measure of cash flows since purchases of property and equipment are a necessary component of ongoing operations. Free cash flow reflects an additional way of viewing TD SYNNEX’s liquidity that, when viewed with its GAAP results, provides a more complete understanding of factors and trends affecting its cash flows. Free cash flow has limitations as it does not represent the residual cash flow available for discretionary expenditures. For example, free cash flow does not incorporate payments for business acquisitions. Therefore, TD SYNNEX believes it is important to view free cash flow as a complement to its entire Consolidated Statements of Cash Flows.
TD SYNNEX management uses non-GAAP financial measures internally to understand, manage and evaluate the business, to establish operational goals, and in some cases for measuring performance for compensation purposes. These non-GAAP measures are intended to provide investors with an understanding of TD SYNNEX’s operational results and trends that more readily enable investors to analyze TD SYNNEX’s base financial and operating performance and to facilitate period-to-period comparisons and analysis of operational trends, as well as for planning and forecasting in future periods. Management believes these non-GAAP financial measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making. As these non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures, and should be read only in conjunction with TD SYNNEX’s Consolidated Financial Statements prepared in accordance with GAAP. A reconciliation of TD SYNNEX’s GAAP to non-GAAP financial information is set forth in the supplemental tables at the end of this press release.
Safe Harbor Statement
Statements in this news release regarding TD SYNNEX that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are inherently uncertain, and shareholders and other potential investors must recognize that actual results may differ materially from TD SYNNEX expectations as a result of a variety of factors. These forward-looking statements may be identified by terms such as believe, foresee, expect, may, will, provide, could and should and the negative of these terms or other similar expressions. These forward-looking statements include, but are not limited to, statements about our strategy, demand, plans and positioning, capital allocation, as well as guidance related to the third quarter of 2024. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which TD SYNNEX is unable to predict or control, that may cause TD SYNNEX actual results, performance, or plans to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements.

These risks and uncertainties include, but are not limited to: the unfavorable outcome of any legal proceedings that have been or may be instituted against us; the ability to retain key personnel; general economic and political conditions; continued or increased weakness in information technology spending; seasonality; the loss or consolidation of one or more of our significant original equipment manufacturer, or OEM, suppliers or customers; market acceptance and product life of the products we assemble and distribute; competitive conditions in our industry and their impact on our margins; pricing, margin and other terms with our OEM suppliers; our ability to gain market share; variations in supplier-sponsored programs; changes in our costs and operating expenses; the timing and amount of returns to our shareholders via repurchases of our common stock and dividends; changes in foreign currency exchange rates; increased inflation; changes in tax laws; risks associated with our international operations; uncertainties and variability in demand by our reseller and integration customers; supply shortages or delays; any termination or reduction in our floor plan financing arrangements; credit exposure to our reseller customers and negative trends in their businesses; any incidents of theft; the declaration, timing and payment of dividends, and the Board’s reassessment thereof; and other risks and uncertainties detailed in our Form 10-K for the fiscal year ended November 30, 2023 and subsequent SEC filings. Statements included in this press release are based upon information known to TD SYNNEX as of the date of this release, and TD SYNNEX assumes no obligation to update information contained in this press release unless otherwise required by law.
Copyright 2024 TD SYNNEX CORPORATION. All rights reserved. TD SYNNEX, the TD SYNNEX Logo, and all other TD SYNNEX company, product and services names and slogans are trademarks or registered trademarks of TD SYNNEX Corporation. Other names and marks are the property of their respective owners.

Contacts:
Liz Morali	Bobby Eagle
Investor Relations	Global Corporate Communications
510-668-8436	727-538-5864
ir@tdsynnex.com	bobby.eagle@tdsynnex.com

TD SYNNEX Corporation
Consolidated Balance Sheets
(Currency and share amounts in thousands, except par value)
(Amounts may not add or compute due to rounding)
(Unaudited)

	May 31, 2024	November 30, 2023
ASSETS
Current assets:
Cash and cash equivalents	$1,173,648	$1,033,776
Accounts receivable, net	8,852,525	10,297,814
Receivables from vendors, net	830,736	964,334
Inventories	7,098,247	7,146,274
Other current assets	628,556	642,238
Total current assets	18,583,712	20,084,436
Property and equipment, net	462,948	450,024
Goodwill	3,902,875	3,904,170
Intangible assets, net	4,087,742	4,244,314
Other assets, net	678,517	729,870
Total assets	$27,715,794	$29,412,814

LIABILITIES AND EQUITY
Current liabilities:
Borrowings, current	$860,106	$983,585
Accounts payable	12,134,581	13,347,281
Other accrued liabilities	1,708,375	2,407,896
Total current liabilities	14,703,062	16,738,762
Long-term borrowings	3,735,592	3,099,193
Other long-term liabilities	455,304	498,656
Deferred tax liabilities	865,376	893,021
Total liabilities	19,759,334	21,229,632
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.001 par value, 200,000 shares authorized, 99,012 shares issued as of both May 31, 2024 and November 30, 2023	99	99
Additional paid-in capital	7,446,829	7,435,274
Treasury stock, 14,348 and 10,343 shares as of May 31, 2024 and November 30, 2023, respectively	(1,388,845)	(949,714)
Accumulated other comprehensive loss	(552,284)	(507,248)
Retained earnings	2,450,661	2,204,771
Total stockholders' equity	7,956,460	8,183,182
Total liabilities and equity	$27,715,794	$29,412,814

TD SYNNEX Corporation
Consolidated Statements of Operations
(Currency and share amounts in thousands, except per share amounts)
(Amounts may not add or compute due to rounding)
(Unaudited)

	Three Months Ended		Six Months Ended
	May 31, 2024	May 31, 2023	May 31, 2024	May 31, 2023
Revenue	$13,947,908	$14,062,124	$27,923,161	$29,187,495
Cost of revenue	(12,974,361)	(13,098,714)	(25,943,848)	(27,220,518)
Gross profit	973,547	963,410	1,979,313	1,966,977
Selling, general and administrative expenses	(671,714)	(673,698)	(1,343,259)	(1,327,921)
Acquisition, integration and restructuring costs	(37,885)	(36,829)	(69,534)	(88,011)
Operating income	263,948	252,883	566,520	551,045
Interest expense and finance charges, net	(76,701)	(74,285)	(152,592)	(154,485)
Other expense, net	(3,091)	(4,164)	(5,975)	(4,320)
Income before income taxes	184,156	174,434	407,953	392,240
Provision for income taxes	(40,551)	(41,347)	(92,220)	(92,133)
Net income	$143,605	$133,087	$315,733	$300,107
Earnings per common share:
Basic	$1.67	$1.41	$3.61	$3.18
Diluted	$1.66	$1.41	$3.60	$3.17
Weighted-average common shares outstanding:
Basic	85,453	93,385	86,655	93,805
Diluted	85,869	93,643	87,019	94,074

TD SYNNEX Corporation
Regional Financial Highlights - Fiscal 2024 Second Quarter
(Currency in millions)
(Amounts may not add or compute due to rounding)

	Q2 FY24	Q2 FY23	Net Change from Q2 FY23
Americas
Revenue	$8,557.6	$8,699.3	(1.6)%
Non-GAAP gross billings(1)	$12,247.2	$11,838.2	3.5%
Operating income	$209.3	$187.3	11.7%
Non-GAAP operating income(1)	$285.1	$262.2	8.7%
Operating margin	2.45%	2.15%	30 bps
Non-GAAP operating margin(1)	3.33%	3.01%	32 bps

Europe
Revenue	$4,426.8	$4,461.5	(0.8)%
Non-GAAP gross billings(1)	$5,861.9	$5,777.9	1.5%
Operating income	$34.4	$40.1	(14.2)%
Non-GAAP operating income(1)	$80.8	$86.5	(6.6)%
Operating margin	0.78%	0.90%	(12) bps
Non-GAAP operating margin(1)	1.83%	1.94%	(11) bps

Asia-Pacific and Japan
Revenue	$963.6	$901.3	6.9%
Non-GAAP gross billings(1)	$1,195.5	$1,099.7	8.7%
Operating income	$20.3	$25.6	(20.7)%
Non-GAAP operating income(1)	$22.1	$27.4	(19.3)%
Operating margin	2.11%	2.84%	(73) bps
Non-GAAP operating margin(1)	2.29%	3.04%	(75) bps
(1) A reconciliation of TD SYNNEX’s GAAP to non-GAAP financial information is set forth in the supplemental tables at the end of this press release.

TD SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(Currency in thousands)
(Amounts may not add or compute due to rounding)

	Three Months Ended		Six Months Ended
	May 31, 2024	May 31, 2023	May 31, 2024	May 31, 2023
Revenue in constant currency
Consolidated
Revenue	$13,947,908	$14,062,124	$27,923,161	$29,187,495
Impact of changes in foreign currencies	37,809	—	(64,671)	—
Revenue in constant currency	$13,985,717	$14,062,124	$27,858,490	$29,187,495

Americas
Revenue	$8,557,573	$8,699,342	$16,460,669	$17,338,046
Impact of changes in foreign currencies	57	—	(10,787)	—
Revenue in constant currency	$8,557,630	$8,699,342	$16,449,882	$17,338,046

Europe
Revenue	$4,426,775	$4,461,461	$9,544,027	$9,981,898
Impact of changes in foreign currencies	1,065	—	(118,296)	—
Revenue in constant currency	$4,427,840	$4,461,461	$9,425,731	$9,981,898

Asia-Pacific and Japan
Revenue	$963,560	$901,321	$1,918,465	$1,867,551
Impact of changes in foreign currencies	36,687	—	64,412	—
Revenue in constant currency	$1,000,247	$901,321	$1,982,877	$1,867,551

TD SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(Currency in thousands)
(Amounts may not add or compute due to rounding)

	Three Months Ended		Six Months Ended
	May 31, 2024	May 31, 2023	May 31, 2024	May 31, 2023
Non-GAAP gross billings
Consolidated
Revenue	$13,947,908	$14,062,124	$27,923,161	$29,187,495
Costs incurred and netted against revenue related to sales of third-party supplier service contracts, software as a service arrangements and certain fulfillment contracts	5,356,701	4,653,782	10,648,181	9,730,604
Non-GAAP gross billings	$19,304,609	$18,715,906	$38,571,342	$38,918,099
				—%
Americas
Revenue	$8,557,573	$8,699,342	$16,460,669	$17,338,046
Costs incurred and netted against revenue related to sales of third-party supplier service contracts, software as a service arrangements and certain fulfillment contracts	3,689,627	3,138,885	7,292,874	6,544,125
Non-GAAP gross billings	$12,247,200	$11,838,227	$23,753,543	$23,882,171

Europe
Revenue	$4,426,775	$4,461,461	$9,544,027	$9,981,898
Costs incurred and netted against revenue related to sales of third-party supplier service contracts, software as a service arrangements and certain fulfillment contracts	1,435,171	1,316,485	2,919,298	2,776,979
Non-GAAP gross billings	$5,861,946	$5,777,946	$12,463,325	$12,758,877

Asia-Pacific and Japan
Revenue	$963,560	$901,321	$1,918,465	$1,867,551
Costs incurred and netted against revenue related to sales of third-party supplier service contracts, software as a service arrangements and certain fulfillment contracts	231,903	198,412	436,009	409,500
Non-GAAP gross billings	$1,195,463	$1,099,733	$2,354,474	$2,277,051

TD SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(Currency in thousands)
(Amounts may not add or compute due to rounding)

	Three Months Ended		Six Months Ended
	May 31, 2024	May 31, 2023	May 31, 2024	May 31, 2023
Non-GAAP gross profit & non-GAAP gross margin
Revenue	$13,947,908	$14,062,124	$27,923,161	$29,187,495

Gross profit	$973,547	$963,410	$1,979,313	$1,966,977
Purchase accounting adjustments	—	5,170	—	12,620
Non-GAAP gross profit	$973,547	$968,580	$1,979,313	$1,979,597

Gross margin	6.98%	6.85%	7.09%	6.74%
Non-GAAP gross margin	6.98%	6.89%	7.09%	6.78%

	Three Months Ended		Six Months Ended
	May 31, 2024	May 31, 2023	May 31, 2024	May 31, 2023
Adjusted selling, general and administrative expenses
Revenue	$13,947,908	$14,062,124	$27,923,161	$29,187,495
Costs incurred and netted against revenue related to sales of third-party supplier service contracts, software as a service arrangements and certain fulfillment contracts	5,356,701	4,653,782	10,648,181	9,730,604
Non-GAAP gross billings	$19,304,609	$18,715,906	$38,571,342	$38,918,099

Selling, general and administrative expenses(1)	$709,599	$710,527	$1,412,793	$1,415,932
Acquisition, integration and restructuring costs	(37,885)	(36,829)	(69,534)	(88,011)
Amortization of intangibles	(72,759)	(73,519)	(145,636)	(146,542)
Share-based compensation	(13,430)	(7,648)	(30,920)	(20,722)
Adjusted selling, general and administrative expenses	$585,525	$592,531	$1,166,703	$1,160,657

Selling, general and administrative expenses as a percentage of revenue	5.09%	5.05%	5.06%	4.85%
Adjusted selling, general and administrative expenses as a percentage of non-GAAP gross billings	3.03%	3.17%	3.02%	2.98%
(1) Includes acquisition, integration and restructuring costs, which are presented separately on the Consolidated Statements of Operations.

TD SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(Currency in thousands)
(Amounts may not add or compute due to rounding)

	Three Months Ended		Six Months Ended
	May 31, 2024	May 31, 2023	May 31, 2024	May 31, 2023
Non-GAAP operating income & non-GAAP operating margin - Consolidated
Revenue	$13,947,908	$14,062,124	$27,923,161	$29,187,495

Operating income	$263,948	$252,883	$566,520	$551,045
Acquisition, integration and restructuring costs	37,885	36,829	69,534	88,011
Amortization of intangibles	72,759	73,519	145,636	146,542
Share-based compensation	13,430	7,648	30,920	20,722
Purchase accounting adjustments	—	5,170	—	12,620
Non-GAAP operating income	$388,022	$376,049	$812,610	$818,940

Operating margin	1.89%	1.80%	2.03%	1.89%
Non-GAAP operating margin	2.78%	2.67%	2.91%	2.81%

	Three Months Ended		Six Months Ended
	May 31, 2024	May 31, 2023	May 31, 2024	May 31, 2023
Non-GAAP operating income & non-GAAP operating margin - Americas
Revenue	$8,557,573	$8,699,342	$16,460,669	$17,338,046

Operating income	$209,284	$187,259	$368,966	$366,764
Acquisition, integration and restructuring costs	25,395	27,156	52,767	62,289
Amortization of intangibles	41,518	42,382	82,971	84,796
Share-based compensation	8,925	5,389	20,723	14,751
Non-GAAP operating income	$285,122	$262,186	$525,427	$528,600

Operating margin	2.45%	2.15%	2.24%	2.12%
Non-GAAP operating margin	3.33%	3.01%	3.19%	3.05%

	Three Months Ended		Six Months Ended
	May 31, 2024	May 31, 2023	May 31, 2024	May 31, 2023
Non-GAAP operating income & non-GAAP operating margin - Europe
Revenue	$4,426,775	$4,461,461	$9,544,027	$9,981,898

Operating income	$34,360	$40,057	$142,685	$128,262
Acquisition, integration and restructuring costs	12,049	8,863	16,001	23,446
Amortization of intangibles	30,621	30,514	61,423	60,499
Share-based compensation	3,811	1,866	8,574	5,042
Purchase accounting adjustments	—	5,170	—	12,620
Non-GAAP operating income	$80,841	$86,470	$228,683	$229,869

Operating margin	0.78%	0.90%	1.50%	1.28%
Non-GAAP operating margin	1.83%	1.94%	2.40%	2.30%

TD SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(Currency in thousands)
(Amounts may not add or compute due to rounding)

	Three Months Ended		Six Months Ended
	May 31, 2024	May 31, 2023	May 31, 2024	May 31, 2023
Non-GAAP operating income & non-GAAP operating margin - Asia-Pacific and Japan
Revenue	$963,560	$901,321	$1,918,465	$1,867,551

Operating income	$20,304	$25,567	$54,869	$56,019
Acquisition, integration and restructuring costs	441	810	766	2,276
Amortization of intangibles	620	623	1,242	1,247
Share-based compensation	694	393	1,623	929
Non-GAAP operating income	$22,059	$27,393	$58,500	$60,471

Operating margin	2.11%	2.84%	2.86%	3.00%
Non-GAAP operating margin	2.29%	3.04%	3.05%	3.24%

TD SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(Currency in thousands, except per share amounts)
(Amounts may not add or compute due to rounding)

	Three Months Ended		Six Months Ended
	May 31, 2024	May 31, 2023	May 31, 2024	May 31, 2023
Adjusted EBITDA
Net income	$143,605	$133,087	$315,733	$300,107
Interest expense and finance charges, net	76,701	74,285	152,592	154,485
Provision for income taxes	40,551	41,347	92,220	92,133
Depreciation(1)	33,528	31,436	61,270	63,090
Amortization of intangibles	72,759	73,519	145,636	146,542
EBITDA	$367,144	$353,674	$767,451	$756,357
Other expense, net	3,091	4,164	5,975	4,320
Acquisition, integration and restructuring costs	32,794	31,485	64,048	76,514
Share-based compensation	13,430	7,648	30,920	20,722
Purchase accounting adjustments	—	5,170	—	12,620
Adjusted EBITDA	$416,459	$402,141	$868,394	$870,533
(1) Includes depreciation recorded in acquisition, integration, and restructuring costs.

	Three Months Ended		Six Months Ended
	May 31, 2024	May 31, 2023	May 31, 2024	May 31, 2023
Non-GAAP net income & non-GAAP diluted EPS(1)
Net income	$143,605	$133,087	$315,733	$300,107
Acquisition, integration and restructuring costs	37,885	39,125	69,534	92,549
Amortization of intangibles	72,759	73,519	145,636	146,542
Share-based compensation	13,430	7,648	30,920	20,722
Purchase accounting adjustments	—	5,170	—	12,620
Income taxes related to the above	(30,818)	(29,569)	(58,739)	(64,325)
Non-GAAP net income	$236,861	$228,980	$503,084	$508,215

Diluted EPS(1)	$1.66	$1.41	$3.60	$3.17
Acquisition, integration and restructuring costs	0.44	0.41	0.79	0.98
Amortization of intangibles	0.84	0.79	1.66	1.54
Share-based compensation	0.15	0.08	0.35	0.22
Purchase accounting adjustments	—	0.05	—	0.13
Income taxes related to the above	(0.36)	(0.31)	(0.67)	(0.68)
Non-GAAP Diluted EPS(1)	$2.73	$2.43	$5.73	$5.36
(1) Diluted EPS is calculated using the two-class method. Unvested restricted stock awards granted to employees are considered participating securities. For purposes of calculating Diluted EPS, net income allocated to participating securities was approximately 0.9% of net income for both the three and six months ended May 31, 2024, and was approximately 0.8% of net income for both the three and six months ended May 31, 2023.

TD SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(Amounts may not add or compute due to rounding)

	Three Months Ended		Six Months Ended
(Currency in thousands)	May 31, 2024	May 31, 2023	May 31, 2024	May 31, 2023
Free cash flow
Net cash (used in) provided by operating activities	$(114,708)	$707,545	$270,001	$604,750
Purchases of property and equipment	(37,822)	(30,331)	(78,910)	(67,609)
Free cash flow	$(152,530)	$677,214	$191,091	$537,141

	Forecast
	Three Months Ending August 31, 2024
(Currency in millions, except per share amounts)	Low	High
Net income	$152	$194
Amortization of intangibles	75	75
Share-based compensation	12	12
Income taxes related to the above	(20)	(20)
Non-GAAP net income	$219	$261

Diluted EPS(1)	$1.77	$2.27
Amortization of intangibles	0.87	0.87
Share-based compensation	0.14	0.14
Income taxes related to the above	(0.23)	(0.23)
Non-GAAP Diluted EPS(1)	$2.55	$3.05
(1) Diluted EPS is calculated using the two-class method. Unvested restricted stock awards granted to employees are considered participating securities. Net income allocable to participating securities is estimated to be approximately 0.9% of the forecast net income for the three months ending August 31, 2024.

	Forecast
	Three Months Ending
(Currency in billions)	August 31, 2024
Non-GAAP gross billings	Low	High
Revenue	$13.3	$14.9
Costs incurred and netted against revenue related to sales of third-party supplier service contracts, software as a service arrangements and certain fulfillment contracts	5.6	5.2
Non-GAAP gross billings	$18.9	$20.1

TD SYNNEX Corporation
Calculation of Financial Metrics
Return on Invested Capital (“ROIC”)
(Currency in thousands)
(Amounts may not add or compute due to rounding)

	May 31, 2024	May 31, 2023
ROIC
Operating income (trailing fiscal four quarters)	$1,093,507	$1,126,741
Income taxes on operating income(1)	(220,648)	(234,638)
Operating income after taxes	$872,859	$892,103

Total invested capital comprising equity and borrowings, less cash (last five quarters average)	$11,281,778	$11,650,631

ROIC	7.7%	7.7%

Adjusted ROIC
Non-GAAP operating income (trailing fiscal four quarters)	$1,635,994	$1,712,801
Income taxes on non-GAAP operating income(1)	(365,917)	(393,491)
Non-GAAP operating income after taxes	$1,270,077	$1,319,310

Total invested capital comprising equity and borrowings, less cash (last five quarters average)	$11,281,778	$11,650,631
Tax effected impact of cumulative non-GAAP adjustments (last five quarters average)	1,272,871	850,960
Total non-GAAP invested capital (last five quarters average)	$12,554,649	$12,501,591

Adjusted ROIC	10.1%	10.6%
(1) Income taxes on GAAP operating income was calculated using the effective year-to-date tax rates during the respective periods. Income taxes on non-GAAP operating income was calculated by excluding the tax effect of taxable and deductible non-GAAP adjustments using the effective year-to-date tax rate during the respective periods.

TD SYNNEX Corporation
Calculation of Financial Metrics
Cash Conversion Cycle
(Currency in thousands)
(Amounts may not add or compute due to rounding)

		Three Months Ended
		May 31, 2024	May 31, 2023
Days sales outstanding
Revenue	(a)	$13,947,908	$14,062,124
Accounts receivable, net	(b)	8,852,525	8,376,421
Days sales outstanding	(c) = ((b)/(a))*the number of days during the period	59	55

Days inventory outstanding
Cost of revenue	(d)	$12,974,361	$13,098,714
Inventories	(e)	7,098,247	7,797,497
Days inventory outstanding	(f) = ((e)/(d))*the number of days during the period	50	54

Days payable outstanding
Cost of revenue	(g)	$12,974,361	$13,098,714
Accounts payable	(h)	12,134,581	12,134,916
Days payable outstanding	(i) = ((h)/(g))*the number of days during the period	86	85

Cash conversion cycle	(j) = (c)+(f)-(i)	23	24